Exhibit 99.1

PRESS RELEASE

Contact:	Kenneth W. Smith
Chief Financial Officer
CIRCOR International, Inc.
(781) 270-1200

CIRCOR Posts Third Quarter Earnings of $0.21 per share

•	Orders increase 11% and backlog rises 22% to record $100 million
•	Lower project shipments and one-time costs impact third quarter results

Burlington, MA, October 21, 2004

CIRCOR International, Inc. (NYSE: CIR), a leading provider of valves and fluid control products for the instrumentation, fluid regulation and petrochemical markets, announced today results for the third quarter ended September 26, 2004. Net income for the third quarter of 2004 was $3.3 million, or $0.21 per diluted share, compared to $4.4 million, or $0.28 per diluted share, for the 2003 third quarter. Revenues for the 2004 third quarter were $89.8 million, an increase of 4% from $86.7 million for the third quarter 2003.

For the nine months ended September 26, 2004, net income was $11.7 million or $0.73 per diluted share. Net income for the nine months ended September 28, 2003, totaled $12.6 million or $0.81 per diluted share. Revenues for the first nine months of 2004 were $275.0 million, an increase of 5% from $263.0 million for the first nine months of 2003.

During the quarter, the Company generated $4.2 million of free cash flow (defined as net cash from operating activities, less capital expenditures and dividends paid) and, for the first nine months of 2004, the Company generated $12.7 million of free cash flow. At the end of the quarter the Company remained in a positive net cash position (cash, cash equivalents, and investments less total debt).

The Company indicated that its third quarter results were in line with its expectations and revised guidance issued on September 13, 2004. The Company’s Chairman and Chief Executive Officer, Mr. David A. Bloss, Sr., commented, “While business conditions improved slightly compared to last year, higher raw material costs and other factors lowered our profitability. Price increases have been implemented in most businesses to help offset the continuing rise in stainless steel costs. In addition, this quarter we experienced adverse weather affecting our Tampa, Florida operation. Although our facility was unharmed, a number of our employees missed work to attend to their residences and freight services used for shipping and receiving were disrupted during the recent storms. We also recorded other one-time costs this quarter including a write-down of a building currently held for sale and the write-off of fixed assets related to a product line that was relocated.”

CIRCOR’s Petrochemical Product segment revenues decreased 7% to $36.8 million from $39.5 million in the third quarter of last year due to the timing of project shipments this quarter which overshadowed the benefits from the acquisition of Mallard Control in April 2004. Incoming orders for the quarter were up 19% compared to the third quarter 2003. Backlog increased 34% compared to September 28, 2003, and increased 9% since June 27, 2004. Mr. Bloss indicated that the high level of incoming orders and record level backlog this quarter indicates that international oil and gas project activity remains healthy. He further stated, “This segment’s operating margin of 7.8% for the third quarter 2004 excluding special charges remained essentially unchanged sequentially despite higher metals costs and lower third quarter international project shipment volume, both of which masked profitability improvements in our North American operations. Shipments for international projects tend to be rather erratic depending upon the contractors’ delivery schedule for the individual projects in our backlog.”

CIRCOR’s Instrumentation and Thermal Fluid Controls Products segment revenues were up 13% to $53.0 million for the third quarter compared to $47.1 million for the same period last year and up 8% on a nine-month year-to-date basis. Incoming orders for this segment were up 6% compared to the third quarter last year, and backlog at quarter-end also increased 8% versus last year. Order levels benefited from two acquisitions made in the fourth quarter of 2003, both serving analytical sampling applications. Operating margin for this segment was 10.9% during the third quarter 2004, compared to 11.9% last year.

CIRCOR’s guidance for its fourth quarter is $0.28 to $0.32 per share excluding special charges. Mr. Bloss stated, “We expect that higher project-related shipment volume, improved profitability from pricing actions and higher efficiencies will increase the Company’s performance for the fourth quarter compared to our third quarter results. However, we have lowered our previous guidance for the fourth quarter due to the continuing higher steel costs and higher compliance costs for Sarbanes-Oxley 404.”

Bloss further added some thoughts on the Company’s ongoing inventory reduction efforts. According to Bloss, “In 2003, Circor made substantial progress in its program of inventory reduction, which freed up significant amounts of working capital by reducing both active and excess inventories. This program continues throughout 2004. In conjunction with our next quarterly review of the market value of our excess inventory, we will determine whether a more aggressive market value adjustment is necessary in order to allow us to expedite the sale and disposal of our remaining slow moving inventory. This determination will be made in the fourth quarter and could result in a non-cash charge to earnings that is not included the fourth quarter guidance above.”

CIRCOR International has scheduled a conference call to review its results for the third quarter 2004 on Friday, October 22, 2004, at 9:00am ET. Interested parties may access the call by dialing (800) 406-5356 or (913) 981-5572. A replay of the call will be available from noon ET on October 22, 2004 through midnight on October 28, 2004. To access the replay, interested parties should dial (888) 203-1112 or (719) 457-0820 and enter confirmation code #981226 when prompted. The presentation slides that will be discussed in the conference call are expected to be available on Thursday, October 21, 2004, by 6:00pm ET. The presentation slides may be downloaded from the quarterly earnings page of the investor section on the CIRCOR website: http://www.CIRCOR.com. An audio recording of the conference call also is expected to be posted on the company’s website by October 26, 2004.

CIRCOR International, Inc. is a leading provider of valves and fluid control products that allow customers around the world to use fluids safely and efficiently in the instrumentation, thermal fluid regulation and petrochemical markets. CIRCOR’s executive headquarters are located at 25 Corporate Drive, Burlington, MA 01803.

This press release contains certain statements that are “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995 (the “Act”) and releases issued by the Securities and Exchange Commission (SEC). The words “may,” “hope,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” and other expressions which are predictions of or indicate future events and trends and which do not relate to historical matters identify forward-looking statements. We believe that it is important to communicate our future expectations to our stockholders, and we, therefore, make forward-looking statements in reliance upon the safe harbor provisions of the Act. However, there may be events in the future that we are not able to accurately predict or control, and our actual results, performance or achievements may differ materially from the expectations we describe in our forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the cyclicality and highly competitive nature of some of our end markets, changes in the price of and demand for oil and gas in both domestic and international markets, variability of raw material and component pricing, fluctuations in foreign currency exchange rates, and our ability to continue operating our manufacturing facilities at efficient levels and to successfully implement our acquisition strategy. We advise you to read further about these and other risk factors set forth under the caption “Certain Risk Factors That May Affect Future Results” in our SEC filings. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

CIRCOR INTERNATIONAL, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

UNAUDITED

	September 26, 2004	December 31, 2003
ASSETS
Current Assets:
Cash and cash equivalents	$60,055	$58,202
Investments	7,953	7,840
Trade accounts receivable, less allowance for doubtful accounts of $2,436 and $2,119, respectively	60,473	64,830
Inventories	112,679	97,278
Prepaid expenses and other current assets	3,904	4,587
Deferred income taxes	6,493	6,303
Assets held for sale	952	3,884

Total Current Assets	252,509	242,924

Property, Plant and Equipment, net	58,888	61,737
Other Assets:
Goodwill	118,162	111,448
Intangibles, net	1,549	1,587
Other assets	6,085	6,167

Total Assets	$437,193	$423,863

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$37,487	$37,635
Accrued expenses and other current liabilities	30,731	27,742
Income taxes payable	2,890	1,491
Notes payable and current portion of long-term debt	15,249	17,268

Total Current Liabilities	86,357	84,136

Long-term Debt, net of current portion	42,841	43,791
Deferred Income Taxes	6,625	6,303
Other Noncurrent Liabilities	10,967	9,820
Minority Interest	4,615	4,653
Shareholders’ Equity:
Preferred stock, $.01 par value; 1,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $.01 par value; 29,000,000 shares authorized; and 15,417,049 and 15,302,127 issued and outstanding, respectively	154	153
Additional paid-in capital	208,044	206,160
Retained earnings	64,741	54,793
Accumulated other comprehensive income	12,849	14,054

Total Shareholders’ Equity	285,788	275,160

Total Liabilities and Shareholders’ Equity	$437,193	$423,863

CIRCOR INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

UNAUDITED

	Three Months Ended		Nine Months Ended
	September 26, 2004	September 28, 2003	September 26, 2004	September 28, 2003
Net revenues	$89,760	$86,661	$275,009	$263,048
Cost of revenues	63,091	61,801	192,373	186,445

GROSS PROFIT	26,669	24,860	82,636	76,603
Selling, general and administrative expenses	20,591	16,788	61,673	53,545
Special charges	265	271	303	271

OPERATING INCOME	5,813	7,801	20,660	22,787
Other (income) expense:
Interest income	(181)	(192)	(536)	(495)
Interest expense	1,182	1,512	3,529	4,625
Other income, net	(241)	(362)	(291)	(1,054)

Total other expense	760	958	2,702	3,076

INCOME BEFORE INCOME TAXES	5,053	6,843	17,958	19,711
Provision for income taxes	1,770	2,464	6,285	7,096

NET INCOME	$3,283	$4,379	$11,673	$12,615

Earnings per common share:
Basic	$0.21	$0.29	$0.76	$0.83
Diluted	$0.21	$0.28	$0.73	$0.81
Weighted average common shares outstanding:
Basic	15,371	15,237	15,338	15,177
Diluted	15,825	15,812	15,885	15,620

CIRCOR INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

UNAUDITED

	Nine Months Ended
	September 26, 2004	September 28, 2003
OPERATING ACTIVITIES
Net income	$11,673	$12,615
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	7,561	7,511
Amortization	153	223
Compensation expense of stock-based plans	461	203
Loss on disposal of property, plant and equipment	191	43
Loss on write-down of property, plant and equipment	—	30
Loss on write-down of assets held for sale	238	—
Gain on sale of assets held for sale	(387)	—
Gain on sale of marketable securities	—	(64)
Equity in undistributed earnings of affiliates	(86)	—
Changes in operating assets and liabilities, net of effects from business acquisitions:
Trade accounts receivable	6,172	(3,773)
Inventories	(12,092)	15,758
Prepaid expenses and other assets	(524)	(192)
Accounts payable, accrued expenses and other liabilities	4,698	7,720

Net cash provided by operating activities	18,058	40,074

INVESTING ACTIVITIES
Additions to property, plant and equipment	(3,626)	(5,793)
Proceeds from sale of property, plant and equipment	821	38
Proceeds from sale of assets held for sale	3,030	—
Business acquisitions, net of cash acquired	(12,198)	—
Purchase of investments	(1,456)	—
Proceeds from sale of investments	1,456	4,128
Other	(1)	(17)

Net cash used in investing activities	(11,974)	(1,644)

FINANCING ACTIVITIES
Proceeds from long-term borrowings	322	810
Payments of long-term debt	(3,559)	(3,924)
Dividends paid	(1,725)	(1,706)
Proceeds from the exercise of stock options	1,098	1,102

Net cash used in financing activities	(3,864)	(3,718)

Effect of exchange rate changes on cash and cash equivalents	(367)	1,753

INCREASE IN CASH AND CASH EQUIVALENTS	1,853	36,465
Cash and cash equivalents at beginning of year	58,202	38,382

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$60,055	$74,847

CIRCOR INTERNATIONAL, INC.

SUMMARY OF ORDERS AND BACKLOG

(in thousands)

UNAUDITED

	Three Months Ended		Nine Months Ended
	September 26, 2004	September 28, 2003	September 26, 2004	September 28, 2003
ORDERS
Instrumentation & Thermal Fluid Controls	$51,688	$48,682	$162,941	$148,739
Petrochemical	41,755	35,139	123,228	121,836

Total orders	$93,443	$83,821	$286,169	$270,575

	September 26, 2004	September 28, 2003
BACKLOG
Instrumentation & Thermal Fluid Controls	$40,412	$37,524
Petrochemical	59,732	44,718

Total backlog	$100,144	$82,242

Note: Backlog includes all unshipped customer orders.

CIRCOR INTERNATIONAL, INC.

SUMMARY REPORT BY SEGMENT

(in thousands, except earnings per share)

UNAUDITED

	2003					2004
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	YEAR	1ST QTR	2ND QTR	3RD QTR	YTD
NET REVENUES
Instrumentation & Thermal Fluid Controls (TFC)	$49,119	$50,963	$47,132	$53,561	$200,775	$51,639	$54,864	$52,966	$159,469
Petrochemical	38,044	38,261	39,529	42,844	158,678	39,058	39,688	36,794	115,540

Total	87,163	89,224	86,661	96,405	359,453	90,697	94,552	89,760	275,009

OPERATING MARGIN
Instrumentation & TFC	12.2%	12.5%	11.9%	9.5%	11.5%	11.2%	11.4%	10.9%	11.2%
Petrochemical	7.6%	8.6%	10.9%	12.1%	9.9%	10.9%	7.7%	7.8%	8.8%
Segment operating margin	10.2%	10.8%	11.5%	10.7%	10.8%	11.1%	9.8%	9.7%	10.2%
Corporate expenses	-1.9%	-2.1%	-2.1%	-2.1%	-2.1%	-2.5%	-2.3%	-2.9%	-2.6%
Special charges	0.0%	0.0%	-0.3%	-1.1%	-0.4%	0.0%	0.0%	-0.3%	-0.1%
Total operating margin	8.2%	8.7%	9.0%	7.5%	8.3%	8.5%	7.5%	6.5%	7.5%

OPERATING INCOME

Instrumentation & TFC (excl. special charges)	5,982	6,359	5,622	5,110	23,073	5,776	6,239	5,786	17,801
Petrochemical (excl. special charges)	2,876	3,303	4,309	5,171	15,659	4,251	3,066	2,877	10,194

Segment operating income (excl. special charges)	8,858	9,662	9,931	10,281	38,732	10,027	9,305	8,663	27,995
Corporate expenses	(1,674)	(1,860)	(1,859)	(1,989)	(7,382)	(2,259)	(2,188)	(2,585)	(7,032)
Special charges	—	—	(271)	(1,092)	(1,363)	(38)	—	(265)	(303)

Total operating income	7,184	7,802	7,801	7,200	29,987	7,730	7,117	5,813	20,660
INTEREST EXPENSE, NET	(1,461)	(1,349)	(1,320)	(1,021)	(5,151)	(1,020)	(972)	(1,001)	(2,993)
OTHER (EXPENSE) INCOME, NET	275	417	362	(217)	837	(143)	193	241	291

PRETAX INCOME	5,998	6,870	6,843	5,962	25,673	6,567	6,338	5,053	17,958
PROVISION FOR INCOME TAXES	(2,159)	(2,473)	(2,464)	(704)	(7,800)	(2,299)	(2,216)	(1,770)	(6,285)

EFFECTIVE TAX RATE	36.0%	36.0%	36.0%	11.8%	30.4%	35.0%	35.0%	35.0%	35.0%
NET INCOME	$3,839	$4,397	$4,379	$5,258	$17,873	$4,268	$4,122	$3,283	$11,673

Weighted Average Common Shares Outstanding (Diluted)	15,533	15,634	15,812	15,919	15,675	16,001	15,908	15,825	15,885

EARNINGS PER COMMON SHARE (Diluted)	$0.25	$0.28	$0.28	$0.33	$1.14	$0.27	$0.26	$0.21	$0.73

EARNINGS PER COMMON SHARE (Diluted) excluding special charges	$0.25	$0.28	$0.29	$0.37	$1.20	$0.27	$0.26	$0.22	$0.75

EBIT	$7,459	$8,219	$8,163	$6,983	$30,824	$7,587	$7,310	$6,054	$20,951
Depreciation	2,470	2,563	2,478	2,053	9,564	2,680	2,353	2,528	7,561
Amortization of intangibles	74	75	74	75	298	77	38	38	153

EBITDA	$10,003	$10,857	$10,715	$9,111	$40,686	$10,344	$9,701	$8,620	$28,665

EBITDA AS A PERCENT OF SALES	11.5%	12.2%	12.4%	9.5%	11.3%	11.4%	10.3%	9.6%	10.4%

CAPITAL EXPENDITURES	$795	$1,058	$3,940	$1,030	$6,823	$1,294	$1,575	$757	$3,626

CIRCOR INTERNATIONAL, INC.

RECONCILIATION OF KEY PERFORMANCE MEASURES TO COMMONLY USED

GENERALLY ACCEPTED ACCOUNTING PRINCIPLE TERMS

(in thousands)

UNAUDITED

	2003					2004
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	YEAR	1ST QTR	2ND QTR	3RD QTR	YTD
FREE CASH FLOW [NET CASH FLOW FROM OPERATING ACTIVITIES LESS CAPITAL EXPENDITURES LESS DIVIDENDS PAID]	$14,533	$10,603	$7,439	$16,968	$49,543	$2,254	$6,265	$4,188	$12,707

ADD: Capital expenditures	795	1,058	3,940	1,030	6,823	1,294	1,575	757	3,626
Dividends paid	567	569	570	574	2,280	573	576	576	1,725

NET CASH PROVIDED BY OPERATING ACTIVITIES	$15,895	$12,230	$11,949	$18,572	$58,646	$4,121	$8,416	$5,521	$18,058

NET (CASH) DEBT [TOTAL DEBT LESS CASH AND CASH EQUIVALENTS LESS INVESTMENTS]	$20,209	$8,005	$254	$(4,983)	$(4,983)	$(8,706)	$(4,054)	$(9,918)	$(9,918)

ADD: Cash and cash equivalents	51,419	65,017	74,847	58,202	58,202	59,963	54,527	60,055	60,055
Investments	4,072	1,464	—	7,840	7,840	7,679	7,517	7,953	7,953

TOTAL DEBT	$75,700	$74,486	$75,101	$61,059	$61,059	$58,936	$57,990	$58,090	$58,090

NET DEBT AS % OF NET CAPITALIZATION	7.5%	3.0%	0.1%	-1.8%	-1.8%	-3.3%	-1.5%	-3.6%	-3.6%

NET (CASH) DEBT [As defined above]	$20,209	$8,005	$254	$(4,983)	$(4,983)	$(8,706)	$(4,054)	$(9,918)	$(9,918)
ADD: Cash and cash equivalents	51,419	65,017	74,847	58,202	58,202	59,963	54,527	60,055	60,055
Investments	4,072	1,464	—	7,840	7,840	7,679	7,517	7,953	7,953

TOTAL DEBT	$75,700	$74,486	$75,101	$61,059	$61,059	$58,936	$57,990	$58,090	$58,090

NET CAPITALIZATION [TOTAL DEBT PLUS SHAREHOLDERS’ EQUITY LESS CASH AND CASH EQUIVALENTS, LESS INVESTMENTS]	$270,090	$266,529	$263,505	$270,177	$270,177	$267,728	$276,260	$275,870	$275,870
LESS: Debt	(75,700)	(74,486)	(75,101)	(61,059)	(61,059)	(58,936)	(57,990)	(58,090)	(58,090)
ADD: Cash and cash equivalents	51,419	65,017	74,847	58,202	58,202	59,963	54,527	60,055	60,055
Investments	4,072	1,464	—	7,840	7,840	7,679	7,517	7,953	7,953

TOTAL SHAREHOLDERS’ EQUITY	249,881	258,524	263,251	275,160	275,160	276,434	280,314	285,788	285,788
ADD: TOTAL DEBT	75,700	74,486	75,101	61,059	61,059	58,936	57,990	58,090	58,090

TOTAL CAPITAL	$325,581	$333,010	$338,352	$336,219	$336,219	$335,370	$338,304	$343,878	$343,878

TOTAL DEBT / TOTAL CAPITAL	23.3%	22.4%	22.2%	18.2%	18.2%	17.6%	17.1%	16.9%	16.9%

EBIT [NET INCOME LESS INTEREST EXPENSE, NET]	$7,459	$8,219	$8,163	$6,983	$30,824	$7,587	$7,310	$6,054	$20,951

LESS: Interest expense, net	(1,461)	(1,349)	(1,320)	(1,021)	(5,151)	(1,020)	(972)	(1,001)	(2,993)
Provision for income taxes	(2,159)	(2,473)	(2,464)	(704)	(7,800)	(2,299)	(2,216)	(1,770)	(6,285)

NET INCOME	$3,839	$4,397	$4,379	$5,258	17,873	$4,268	$4,122	$3,283	$11,673

EBITDA [NET INCOME LESS INTEREST EXPENSE, NET LESS DEPRECIATION LESS AMORTIZATION LESS TAXES]	$10,003	$10,857	$10,715	$9,111	$40,686	$10,344	$9,701	$8,620	$28,665

LESS:
Interest expense, net	(1,461)	(1,349)	(1,320)	(1,021)	(5,151)	(1,020)	(972)	(1,001)	(2,993)
Depreciation	(2,470)	(2,563)	(2,478)	(2,053)	(9,564)	(2,680)	(2,353)	(2,528)	(7,561)
Amortization of intangibles	(74)	(75)	(74)	(75)	(298)	(77)	(38)	(38)	(153)
Provision for income taxes	(2,159)	(2,473)	(2,464)	(704)	(7,800)	(2,299)	(2,216)	(1,770)	(6,285)

NET INCOME	$3,839	$4,397	$4,379	$5,258	$17,873	$4,268	$4,122	$3,283	$11,673

INCOME EXCLUDING SPECIAL CHARGES [NET INCOME LESS SPECIAL CHARGES, NET OF TAX]	$3,839	$4,397	$4,552	$5,957	$18,822	$4,293	$4,122	$3,455	$11,870

LESS: Special charges, net of tax	—	—	(173)	(699)	(949)	(25)	—	(172)	(197)

NET INCOME	$3,839	$4,397	$4,379	$5,258	$17,873	$4,268	$4,122	$3,283	$11,673